INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of K.L.S. Enviro Resources, Inc. on Form SB-2/A of our report dated December 31, 1996 appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Weaver and Tidwell, L.L.P.
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Weaver and Tidwell, L.L.P.

Ft. Worth, Texas
April 29, 1997








Fort Worth Office

307 West Seventh Street
Suite 1500
Fort Worth, Texas 76102